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                                                                     EXHIBIT 5.1


                      [Letterhead of Snell & Smith, P.C.]



                                 July 15, 1999



CNBT Bancshares, Inc.
5320 Bellaire Boulevard
Bellaire, Texas 77401

Ladies and Gentlemen:

     We have acted as counsel for CNBT Bancshares, Inc., a Texas corporation (the "Registrant"), with respect to certain legal matters in connection with the registration by the Registrant under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 184,604 shares of Common Stock, par value $1.00 per share (the "Shares"), for issuance under the Registrant's 1992, 1994, 1995, 1997, and 1998 Stock Option Plans.

     In connection with the foregoing, we have examined or are familiar with the Articles of Incorporation of the Registrant, the Bylaws of the Registrant, the 1992, 1994, 1995, 1997, and 1998 Stock Option Plans, the corporate proceedings with respect to the registration of the Shares, and the Registration Statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments, and documents as we have considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when issued by the Registrant pursuant to the 1992, 1994, 1995, 1997, and 1998 Stock Option Plans will be validly issued, fully paid, and non-assessable.

     The foregoing opinion is limited to the laws of the United States of America and the State of Texas. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or Blue Sky laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                    Very truly yours,

                                    Snell & Smith, A Professional
                                         Corporation